UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to § 240.14a-12

Splunk Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

Splunk Field FAQ

Sales

1.	Who should I, as a Splunk salesperson, or my customer contact for Cisco products?
•	Until the transaction closes, Splunk and Cisco will continue operating as separate and independent companies with each providing their current offers.
•	Current Splunk customers should contact their Splunk representative and Cisco customers should continue to contact their Cisco account teams.

2.	Can I, as a Splunk salesperson, engage with Cisco on sales opportunities?
•	No. Splunk and Cisco will remain and continue to operate as separate and independent companies between now and when the transaction closes, which is expected by the end of the third quarter of calendar year 2024, subject to regulatory approval and other customary closing conditions, including approval by Splunk shareholders.
•	We cannot coordinate plans or engage on sales opportunities until the transaction closes.
•	Our teams should remain focused on the business, driving innovation and executing our plan.

3.	What will happen to my current Splunk account representative?
•	Until the completion of the transaction, Splunk and Cisco will continue operating as separate and independent companies and there will be no planned changes to current account representatives as a result.
•	Any specific coverage changes would happen as a normal part of business and should be addressed to the Company specifically.

4.	Will Splunk’s offerings change and how will that be handled after the transaction is complete?
•	Until the completion of the transaction, Splunk and Cisco will continue to operate as separate and independent companies and act according to their current product roadmaps.
•	Following closing, Cisco is committed to ensuring Splunk’s customers’ satisfaction with its existing offers.

5.	When will Splunk products be available on Cisco GPL?
•	The availability of Splunk products on Cisco GPL will be shared after the completion of the transaction, which is expected to complete by the end of the third quarter of calendar year 2024, subject to regulatory approval and other customary closing conditions including approval by Splunk shareholders.

6.	How will this benefit Splunk and Cisco sales teams in the long term?
•	Ultimately, the combination would provide both companies’ sellers with a broader customer and product base, greater career opportunities and an industry leading “better together” story that we expect will resonate with customers.

Competitive: Security

7.	What’s your perspective on Cisco and Splunk’s pace of innovation?
•	Both companies are innovating at high velocity.
•	In the last 12 months, Cisco has introduced the Security Cloud, Cisco XDR, Secure Access (SSE), Cisco Multicloud Defense and several AI Assistants.
•	Similarly, Splunk continues to innovate at a fast pace across its industry-leading portfolio of Security and Observability products as well as in its core platform, all of which feature new AI Assistants.
•	Together we expect our combined capabilities will enable us to innovate even further in the areas of threat detection and response, and both predictive and generative AI capabilities.

8.	Are either Cisco or Splunk seen as leaders in the cloud?
•	Both organizations have made substantial investments in complementary, cloud-native solutions that work in a hybrid, multi-cloud environment, and that will give the combined company a broader set of options to address our joint customers’ cloud needs.
•	Splunk is the only vendor recognized as a leader in the latest Magic QuadrantTM reports for both APM and Observability and SIEM.

9.	It feels like it will take a long time before anything substantive comes from this combination?
•	We are confident that we can capture the anticipated benefits of the transaction quickly.
•	Together, we will foster more seamless and innovative products across a wider range of customers’ needs.
•	It’s also worth noting that we currently already have product "integrations" where our customers are able to leverage Cisco data within Splunk products to achieve security outcomes.

10.	XDR is the future, why invest in SIEM?
•	The objective and goal of our solutions is to enable faster detection, investigation and response for customers.
•	Splunk and Cisco believe that XDR and SIEM are very complementary solutions, and our customers seem to agree.
•	XDR provides a high quality set of signals into a SIEM which can then map that signal against a broad range of data not accessible to the XDR.
•	Combining the two results in better accuracy for threat detection and response as well as more use case coverage.
•	Many organizations want both, and this transaction would allow the combined company to offer a more seamless, integrated solution to address a broader set of needs.

11.	Will Cisco’s acquisition of Splunk create vendor lock-in?
•	No. Both Cisco and Splunk have been leaders in developing capabilities on open, API-based platforms that can be deployed across any hybrid multi-cloud environment and can integrate with and leverage our customer’s existing IT and security ecosystem, independent of infrastructure.

12.	Aren’t there free solutions available from some other cloud providers? Why would a customer want to invest in a combined solution?
•	When it comes to security, Microsoft can appear to be “free” (with some capabilities included in their E3/5 licenses) but in reality, not all of their security capabilities are included in those licenses, especially if an environment extends beyond the Microsoft ecosystem (which most do).
•	Microsoft fully acknowledges that other vendors like Cisco are important in a multi-platform environment and to deliver security on use cases they do not cover.

Competitive: Observability

13.	Are Splunk’s and Cisco’s platforms built for modern workloads?
•	Splunk-Cisco platforms are purpose built to deliver use cases that meet customers where they are regardless of environment (on-prem, hybrid, and public cloud), including fully modern cloud-native platforms (Splunk Observability Cloud and Cisco FSO Platform).
•	Some competitors focus on cloud-only and cannot address the needs of on-prem or hybrid customers well, particularly at enterprise-scale.

14.	Competitors will try to say that Splunk and Cisco have been slow to innovate, resulting in a portfolio with limited breadth – what’s our response?
•	Both companies are innovating at high velocity.
•	In the last 12 months, Cisco has introduced the Security Cloud, Cisco XDR, Secure Access (SSE), Cisco Multicloud Defense and several AI Assistants.
•	Similarly, Splunk continues to innovate at a fast pace across its industry-leading portfolio of Security and Observability products as well as in its core platform, all of which feature new AI Assistants.
•	Furthermore, specific to Observability, Splunk has integrated, built and acquired Observability assets to create an enterprise scale solution, with our industry-leading Observability Cloud recognized as a leader in the Gartner Magic Quadrants for APM and Observability and SIEM.
•	We believe a combined Splunk-Cisco will be able to focus on customers using telemetry with the breadth and scale to deliver broader and more differentiated use cases across Observability and Security.
•	This includes the ability to correlate application dependencies across end-user experience, cloud infrastructure, network, and security to deliver end-to-end visibility and insights.

15.	Is Cisco’s multi-agent architecture and deployment dated because of its manual time-consuming instrumentation and irregular updates (vs. DT one-agent/host)?
•	Targeted approach to agents and deployment that has been proven across thousands of enterprise-scale deployments to deliver specific use-case based capabilities, scalability, and cost optimization.
•	Significant investments in OpenTelemetry for customers that prefer a standard way to ingest telemetry.
•	Splunk is also a top contributor to the Open Telemetry standard. Additionally, Splunk’s Observability Cloud is OTEL native, so it doesn’t suffer loss of feature or functionality like many competing products that are built around proprietary agents.

16.	Is it true that Cisco and Splunk have limited AI-enablement resulting in lack of automation and/or detailed AI-driven analysis into the root cause? (vs. DDOG’s Bits AI & DDOG’s ML enabled Watchdog and Davis Co-pilot / hypermodal AI platform)?
•	Coming together, Cisco and Splunk will create a rich dataset for large AI model training, which we believe will enable Cisco and Splunk to combine complementary data and deliver value to customers by unlocking and enabling new AI-based use cases.
•	Cisco and Splunk have both invested in predictive AI for years (e.g., dynamic baselining) and are launching GenAI Assistants.

Partners

17.	How does the transaction impact existing Splunk partners?
•	There is no impact or change to partners on announcement day.
•	Until the completion of the transaction, Splunk and Cisco will continue operating as separate and independent companies, with each providing their current offers.
•	More information about how Splunk and Cisco will come together will be available once the transaction closes.

18.	Will Splunk partners be able to sell Cisco solutions after the transaction closes?
•	Until the completion of the transaction, Splunk and Cisco will continue operating as separate and independent companies, with each continuing to provide their current respective offerings.
•	More information about how Splunk and Cisco will come together will be available once the transaction closes.

19.	Who should Splunk partners continue to contact?
•	Until the completion of the transaction, Splunk and Cisco will continue operating as separate and independent companies, with each continuing to provide their current respective offerings.
•	Existing Splunk partners should continue to contact their normal representative for additional information regarding the transaction.

20.	What will happen to my current Splunk account representative? Will I need to start working with someone new?
•	Please continue to work with your current representative, and any changes to the process will be communicated to account representatives after close.
•	Both companies are committed to a seamless integration throughout this process and on behalf of our partners.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on Splunk’s current expectations, estimates and projections about the expected date of closing of the transaction and the potential benefits thereof, its business and industry, management’s beliefs and certain assumptions made by Splunk and Cisco, all of which are subject to change. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “see,” “will,” “may,” “would,” “might,” “potentially,” “estimate,” “continue,” “expect,” “target,” similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. All forward-looking statements by their nature address matters that involve risks and uncertainties, many of which are beyond our control, and are not guarantees of future results, such as statements about the consummation of the proposed transaction and the anticipated benefits thereof. These and other forward-looking statements, including the failure to consummate the proposed transaction or to make or take any filing or other action required to consummate the transaction on a timely matter or at all, are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: (i) the completion of the proposed transaction on anticipated terms and timing, including obtaining shareholder and regulatory approvals, anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of Splunk’s business and other conditions to the completion of the transaction; (ii) the impact of the COVID-19 pandemic on Splunk’s business and general economic conditions; (iii) Splunk’s ability to implement its business strategy; (iv) significant transaction costs associated with the proposed transaction; (v) potential litigation relating to the proposed transaction; (vi) the risk that disruptions from the proposed transaction will harm Splunk’s business, including current plans and operations; (vii) the ability of Splunk to retain and hire key personnel; (viii) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; (ix) legislative, regulatory and economic developments affecting Splunk’s business; (x) general economic and market developments and conditions; (xi) the evolving legal, regulatory and tax regimes under which Splunk operates; (xii) potential business uncertainty, including changes to existing business relationships, during the pendency of the merger that could affect Splunk’s financial performance; (xiii) restrictions during the pendency of the proposed transaction that may impact Splunk’s ability to pursue certain business opportunities or strategic transactions; and (xiv) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as Splunk’s response to any of the aforementioned factors. These risks, as well as other risks associated with the proposed transaction, are more fully discussed in the Proxy Statement to be filed with the U.S. Securities and Exchange Commission in connection with the proposed transaction. While the list of factors presented here is, and the list of factors presented in the Proxy Statement will be, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on Splunk’s financial condition, results of operations, or liquidity. Splunk does not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

Important Information and Where to Find It

In connection with the proposed transaction between Splunk Inc. (“Splunk”) and Cisco Systems, Inc. (“Cisco”), Splunk will file with the Securities and Exchange Commission (“SEC”) a proxy statement (the “Proxy Statement”), the definitive version of which will be sent or provided to Splunk stockholders. Splunk may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the Proxy Statement or any other document which Splunk may file with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the Proxy Statement (when it is available) and other documents that are filed or will be filed with the SEC by Splunk through the website maintained by the SEC at www.sec.gov, Splunk’s investor relations website at https://investors.splunk.com or by contacting the Splunk investor relations department at the following:

Splunk Inc.

ir@splunk.com

(415) 848-8400

Participants in the Solicitation

Splunk and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Splunk’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in Splunk’s proxy statement for its 2023 annual meeting of stockholders, which was filed with the SEC on May 9, 2023. Splunk stockholders may obtain additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the proposed transaction, including the interests of Splunk directors and executive officers in the transaction, which may be different than those of Splunk stockholders generally, by reading the Proxy Statement and any other relevant documents that are filed or will be filed with the SEC relating to the transaction. You may obtain free copies of these documents using the sources indicated above.